SETTLEMENT AGREEMENT
                        AND MUTUAL RELEASE OF ALL CLAIMS

      This Settlement Agreement and Mutual Release of All Claims ("Agreement"), dated February 22, 1996, is executed by and between Jackson Tufts Cole & Black, LLP ("Jackson Tufts"), a California limited liability partnership, and Westmark Group Holdings, Inc., a Colorado corporation ("Westmark"), and is made with reference to the following:

                                    RECITALS

      WHEREAS, Westmark retained Jackson Tufts to represent it in various legal matters beginning in 1993 and continuing into 1994, and agreed to pay Jackson Tufts on an hourly basis for services provided; and

      WHEREAS, Jackson Tufts performed legal services on behalf of Westmark and billed it for such services on an hourly basis;

      WHEREAS, Jackson Tufts resigned as counsel to Westmark in November 1994 and Westmark has informed Jackson Tufts that it is unable to pay in cash the amounts owed to Jackson Tufts for such services and has requested that Jackson Tufts accept the form of payment as set forth herein;

      WHEREAS, the parties hereby wish to settle and to resolve any and all disputes, debts, damages, accounts, claims and demands whatsoever between them arising from Jackson Tufts' representation of Westmark and Jackson Tufts' claims for payments owed by Westmark to Jackson Tufts for legal representation of Westmark.

      NOW, THEREFOR, in consideration of the terms set forth below in Sections I through 3 of this Agreement, and the other covenants and conditions contained herein, Jackson Tufts and Westmark mutually agree as follows.: 1 . On or before March 31, 1996, Westmark at its own cost and expense will file with the U.S. Securities and Exchange Commission ("SEC") a Registration Statement on Form S-1 or SBI ("Registration Statement") covering the issuance to Jackson Tufts of such number of shares of Westmark common stock (the "Westmark Shares") as calculated pursuant to the terms of Section 2 hereof and the stock warrant set forth in
Section 3 hereof Westmark will cause the SEC to declare the Registration Statement effective under Section 5 of the Securities Act of 1933 on or before June 1, 1996. The issuance of such Westmark


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Shares and stock warrant shall also be qualified under the California Corporate
Securities Laws of 1968 or exempt from such qualification.

2. Immediately upon the effectiveness and qualification of the Registration Statement, Westmark will issue to Jackson Tufts 75,000 Westmark Shares. All such Westmark Shares shall be fully paid, nonassessable, duly authorized and validly issued and will be free and clear of all preemptive rights, rights of first refusal, liens, charges, restrictions, claims and encumbrances. Jackson Tufts agrees that it will sell the Westmark Shares in an orderly manner (not to exceed 1,000 shares per day without the consent of Westmark) through the brokerage firm designated by Westmark, or such other brokerage firm as agreed to by the parties, The sale of the Westmark Shares by Jackson Tufts shall conclude on or before December 31, 1996, provided that sufficient Westmark Shares are registered and qualified under the terms of Section 1 hereof and issued by Westmark to Jackson Tufts in sufficient time to allow Jackson, Tufts to net $170,000 through the sale of such Shares as contemplated hereunder. Westmark agrees that the number of Westmark Shares registered and issued to Jackson Tufts shall equal the number necessary to net Jackson Tufts $170,000 upon the sale thereof (after payment of all brokerage fees). Westmark agrees to register, qualify and issue to Jackson Tufts additional Westmark Shares to the extent the number of Westmark Shares originally registered, qualified and issued are insufficient to net Jackson Tufts $170,000. Once Jackson Tufts has netted $170,000, any remaining Westmark Shares will be returned to Westmark and shall be retired.

3. Westmark shall also issue a stock warrant ("Warrant") to Jackson Tufts in the form attached hereto as Exhibit A. The Warrant shall entitle Jackson Tufts to purchase 3,333 Westmark Shares at an exercise price of $2.875 per share. The Warrant shall be exercised on or before December 31, 1996 by Jackson Tufls and the Registration Statement relating thereto shall remain effective and qualified until such date.

4. If at any time Westmark fails to perform its obligations as set forth in sections 1, 2, or 3 above,Westmark shall be in default of this Agreement. If Westmark is in default at any time duringthe operation of this Agreement, Jackson Tufts may obtain judgment by confession against Westmark in the Superior Court of California, County of Santa Clara, pursuant to the following documents:
CONFESSION OF YMGMENT STATEMENT, attached hereto as Exhibit B; ATTORNEY'S DECLARATION IN SUPPORT OF CONFESSION OF JUDGMENT STATEMENT, attached hereto as Exhibit C; and JUDGMENT, attached hereto as Exhibit D. An officer of Westmark with authority to do so shall execute the CONFESSION OF J-UDGNffiNT STATEMENT in connection with this


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Agreement. An independent attorney representing Westmark, with authority to do so, shall execute the ATTORNEY'S DECLARATION IN SUPPORT OF CONFESSION OF JUDGMENT STATEMENT in connection with this Agreement.

5. Jackson Tufts hereby releases and forever discharges Westmark, and all of its past, present and future attorneys, agents, insurers, successors and assigns from any and all claims, demands, obligations or causes of action of any nature whatsoever, whether in law or in equity, or whether for contractual, compensatory or punitive damages, which have arisen or may arise out of Westmark's alleged failure to pay for legal services rendered on its behalf by Jackson Tufts, and any past, present or future partners or employees; provided, however, that the release, set forth herein does not in any way pertain to Westmark's obligations to Jackson Tufts set forth herein, including without limitation the obligations set forth in sections 1, 2 or 3 hereof

6. Westmark hereby releases and forever discharges Jackson Tufts, and all of its past, present and future partners, employees, attorneys, agents, insurers, successors and assigns, from any and all claims, demands, obligations or causes of action of any nature whatsoever, whether in law or in equity, or whether for contractual, compensatory or punitive damages, which have or may arise out of Jackson Tufts' performance of legal services on behalf of Westmark, or failure thereof, and any and all other claims or causes of action Westmark may have against Jackson Tufts, whether real or imaginary or known or unknown at this time. In this regard, Westmark agrees to defend, indemnify and hold harmless Jackson Tufts (and any partner, employee or agent thereof) from any claim, suit or cause of action brought by any employee or agent of Westmark relating to any legal services Jackson Tufts performed on behalf of Westmark, as referenced herein.

7. Subject to satisfaction of the terms set forth in Sections 1, 2 and 3, all parties hereto acknowledge that they execute and agree to this Agreement, and accept the terms set forth herein, as a complete compromise of all matters involving disputed issues of law and fact and fully assume, thereby, the risk that the facts or law may be other than they believe.

8. The parties hereto acknowledge and understand that this Agreement creates new obligations and rights between them. Except as otherwise provided for in this Agreement, each party expressly waives and assumes the risk of any and all claims for damages which exist as of this date, but of which it is unaware, whether through ignorance, oversight, error, negligence or otherwise, and which, if known to Jackson Tufts or to Westmark, would materially


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affect their decision to enter into this Agreement. Each party further assumes the risk that it may suffer damages in the future which it does not now anticipate nor suspect. Each party waives all rights under California Civil Code section 1542, which states as follows:

      A general release does not extend to claims which the creditor does not know or expect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

9. Each party warrants and represents to the other that it has not assigned, conveyed or transferred any of the claims or possible claims against any of the parties hereto (or any interest therein) which are released or referred to herein and that the releases herein are what they purport to be. In the event of an adjudication that either party is in breach of this Section, the party in breach agrees to indemnify and hold harmless the other party from any resulting liability, claim, demand, damage, cost, expense and/or attomey's fees incurred by the other party as a result of the breach

10. Jackson Tufts agrees and acknowledges that it will accept delivery of the Westmark Shares and Warrant specified in Sections 1, 2 and 3 of this Agreement as a full and complete compromise of matters involving disputed issues as to Jackson Tufts. Each of Jackson Tufts and Westmark agrees and acknowledges that neither this Agreement, nor delivery of the Westmark Shares or Warrant by Westmark herein, or any event occurring during the negotiations for this Agreement (nor any statement or communication made in connection therewith) by either party, or their attorneys or representatives, shall be considered an admission by any party of any act or omission to act, or of any responsibility or liability for any claims, suits, actions or any facts, representations or misrepresentations regarding any of the parties, and that no past nor present wrongdoing on the part of either party shall be implied therefrom.

11.Each party represents and warrants that it has full authority to enter into this Agreement and to release all of the claims, known or unknown, which are the subject matter of the releases herein.

12. This Agreement is binding upon, and shall inure to the benefit of, each of the parties and their respective officers, directors, investors, agents, representatives, partners, predecessors, successors and assigns.

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13. Westmark hereby represents and warrants that as of the date of its execution of this Agreement it has sufficient shares of common stock duly autho@ and available in order to comply with the terms of Sections 1, 2 and 3 hereof Westmark agrees that it will reserve and keep available for issuance sufficient shares of its conunon stock so that it can comply with its obligations set forth in Sections 1, 2 and 3 hereof

14. This Agreement contains the entire agreement between the parties and supersedes and replaces any and all prior or contemporaneous agreements or understandings, whether written or oral, with regard to the matters set forth herein. This Agreement may be amended or modified in whole or in part at any time, but only by a written agreement executed by both parties in the same manner as this Agreement.

15. This Agreement has been negotiated, and is entered into, in the State of California, County of Santa Clara. The validity, interpretation, construction and enforcment of this Agreement shall be construed, interpreted and governed pursuant to California law.

16. In entering into this Agreement, each party represents that:
(a) It has read the Agreement and has had the opportunity to consult with its attorneys, who are the attorneys of its own choice, during the negotiation and preparation of this Agreement,

(b) It fwly understands and is aware of the terms of this Agreement, and the legal consequences thereof, and voluntarily accepts them; and


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            Its counsel has reviewed and revised, or has had the opportunity to review and revise, this Agreement, and accordingly the normal rule of construction, which states to the effect that any ambiguities are to be resolved against the drafting party, shall not be emoloyed in the interpretation of this Agreement.

17. Each party represents and warrants that no other person or entity has or has had any interest in the claims, demands, obligations or causes of action referred to in this Agreement. Each party further warrants and represents that the individuals execu@g the Agreement are duly authorized by the respective parties to bind the parties to the terms of the Agreement.

18. Failure by either party at any time to require performance of any provision of this Agreementshall not limit the right of that party to enforce such performance or provision at any time, norshall either party's waiver of any breach by the other party of any provision of thi Agreement be a waiver of any succeeding breach by that other party of that same provision, or of any other provision of this Agreement. 19. The parties agree that any notices to be provided pursuant to this Agreement shall be addressed to the respective parties as follows:

JACKSON TUFTS COLE & BLACK, LLP
Attn: Richard Scudellari, Esq.
60 south Market Street I Oth Floor
San Jose, California 95113

WESTMARK GROUP HOLDINGS, INC.
Attn: Norman Birmingham, President
355 NE.  Fifth Avenue Suite 4
Delray Beach, Florida 33483

      Each party shall notify the other party by certified mail of any change of address or change of the person designated herein to receive notices to be provided pursuant to this Agreement. Once a party has received notice of a change of address or designated person, that party shall send all future notices to be provided pursuant to this


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Agreement to that address and designated person.

20. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same document. It shall not be necessary, in making proof of this Agreement, to produce or account for more than one counterpart.

         IN WITNESS WEEREOF, the parties have duly executed this Agreement on the dates set forth below.


WESTMARK GROUP HOLDINGS, INC.       JACKSON TUFTS COLE & BLACK, LLP
By:/s/                              By:/s/
NORMAN BIRMINGHAM                   Richard Scudellarie
President